UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2019

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangement of Certain Officers.
On March 21, 2019, the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) appointed George Sherman, age 56, to be its Chief Executive Officer, commencing on or about April 15, 2019 (the “Start Date”) and succeeding our interim Chief Executive Officer Shane Kim. Effective on the Start Date, the Board also expanded its size to ten members and appointed Mr. Sherman to serve as a member of the Board until our 2019 annual meeting of stockholders and until his successor is elected and qualified.
Prior to his appointment as the Chief Executive Officer, Mr. Sherman served as the Chief Executive Officer of Victra, one of the largest authorized retailers for Verizon Wireless in the U.S. with more than 1,140 Verizon branded retail stores in 46 states. Mr. Sherman, who has a long background in the retail industry, had previously served three years as president of Advance Auto Parts based out of its operations center in Raleigh, North Carolina, including a short stint as interim CEO. During his tenure, he helped merge and integrate Raleigh-based General Parts International following its acquisition in 2014. Mr. Sherman has also served in leadership roles at Best Buy and Home Depot.
In connection with his appointment as Chief Executive Officer, Mr. Sherman entered into an employment agreement with the Company dated March 21, 2019 (the “Employment Agreement”). The Employment Agreement provides that we will use commercially reasonable efforts to nominate him for re-election to the Board upon any expiration of his term of Board service that occurs during his employment. Accordingly, we intend to nominate Mr. Sherman for re-election to our Board at our 2019 annual meeting of stockholders.
Mr. Sherman will be entitled to receive the following compensation and benefits in connection with his service to the Company:

•	an annual base salary of $1,100,000;

•	a one-time sign-on bonus of $150,000 (subject to repayment in the event of certain terminations within two years of his Start Date);

•	an annual cash bonus opportunity with a target amount equal to 150% of his base salary;

•	one-time relocation benefits in connection with his relocation to the Dallas/Ft. Worth metropolitan area; and

•	participation in the benefit plans and programs afforded other management personnel or as determined by the Board or its Compensation Committee.
In addition, pursuant to New York Stock Exchange Rule 303A.08 and to induce Mr. Sherman to accept employment with the Company, Mr. Sherman will receive a “make whole” equity award with a grant date fair value of $6,000,000 and a 2019 annual equity award with a grant date fair value of $4,500,000. Each of these awards will consist of 50% time-vested restricted stock and 50% performance-based restricted stock. The vesting provisions of these awards will be substantially the same as those applicable to the 2019 annual equity awards that are expected to be made to our other named executive officers (three-year service requirement for time-vested awards; goals for the performance-based awards to be determined later in 2019; accelerated vesting in certain death, disability or severance scenarios). These awards will be made outside of GameStop’s Amended and Restated 2011 Incentive Plan, but will be subject to substantially the same terms as awards made under that plan.
The Employment Agreement also provides for severance benefits if Mr. Sherman’s employment is terminated by the Company without cause or due to his resignation with good reason. In those cases, Mr. Sherman will be entitled to receive (i) a lump sum severance payment equal to two times the sum of his base salary and target annual bonus, and (ii) 18-months of Company paid COBRA benefits. In addition, his time-vested equity awards would then vest and his performance-vested equity awards would remain outstanding and vest, if at all, based on actual performance through the end of the applicable performance period. However, if the severance event occurs within 18 months following a Change in Control, the “two times” multiplier described in clause (i) above will be increased to “three times.” In each case, the severance benefits would be conditioned on Mr. Sherman’s execution of a release of claims.
The Employment Agreement also includes customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

There are no other arrangements or understandings between Mr. Sherman and any other persons pursuant to which Mr. Sherman was named Chief Executive Officer of the Company. Mr. Sherman does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the equity awards described in this Current Report, Mr. Sherman does not beneficially own any shares of the Company’s common stock. Mr. Sherman does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
The foregoing description of the Employment Agreement is not complete and is qualified by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.
On March 20, 2019, Mr. Kim advised the Company that he will not stand for re-election to the Board at the 2019 annual meeting of stockholders.  Mr. Kim’s decision to not stand for re-election is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 7.01    Regulation FD Disclosure.
A copy of the Company’s press release announcing Mr. Sherman’s appointment and referenced in Item 5.02 is furnished with this Current Report as Exhibit 99.1.
The information furnished herewith pursuant to this Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01      Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Employment Agreement between George Sherman and the Company dated March 21, 2019.
99.1	Press Release issued by GameStop Corp., dated March 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 21, 2019	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Chief Operating Officer and Chief Financial Officer